                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              HERTZ CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   HERTZ LOGO

The Hertz Corporation                                         225 Brae Boulevard
                                                    Park Ridge, New Jersey 07656

                                                                  April 13, 2000

TO OUR STOCKHOLDERS:

The 2000 annual meeting will be held on May 19, 2000 at 10:00 a.m., eastern daylight savings time, at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey.

Please read these materials so that you'll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you can't attend the meeting. If you would like to attend, please see the instructions on page 27.

                                               [/s/ F.A. Olson]
                                               FRANK A. OLSON
                                               Chairman of the Board

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders....................       i
Defined Terms...............................................      ii
Proxy Statement.............................................       1
Election of Directors.......................................       3
Committees of the Board of Directors........................       7
Management Stock Ownership..................................       9
Section 16(a) Beneficial Ownership Reporting Compliance.....      10
Compensation of Directors...................................      11
Certain Relationships and Related Transactions..............      11
Compensation Committee Report on Executive Compensation.....      14
Compensation of Executive Officers..........................      17
Stock Options...............................................      18
Long-Term Incentive Plan Awards.............................      20
Employment Agreements.......................................      21
Stock Performance Graphs....................................      22
Retirement Plans............................................      23
Proposal Requiring Your Vote................................      25
Stockholder Proposals for 2001..............................      26
Annual Report and Other Matters.............................      26
Expenses of Solicitation....................................      26
How to Attend the Annual Meeting............................      27
Location of the Annual Meeting..............................      27

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of The Hertz Corporation will be held at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey on May 19, 2000, at 10:00 a.m., eastern daylight savings time. The purpose of the meeting is to vote on the following proposals:

PROPOSAL 1. The election of directors.

PROPOSAL 2. The approval of PricewaterhouseCoopers LLP as Hertz's independent public accountants for 2000.

The record date for the annual meeting is March 24, 2000. Only stockholders of record at the close of business on that date can vote at the meeting.

                                         /s/ HAROLD E. ROLFE
                                         HAROLD E. ROLFE
                                         Secretary

April 13, 2000

                                 DEFINED TERMS

"CLASS A COMMON STOCK" means Hertz's Class A Common Stock.

"CLASS B COMMON STOCK" means Hertz's Class B Common Stock.

"COMMON STOCK" means Hertz's Class A Common Stock and Class B Common Stock.

"HERTZ" or "WE" or "COMPANY" means The Hertz Corporation.

"EXECUTIVE INCENTIVE COMPENSATION PLAN" means Hertz's Executive Incentive Compensation Plan.

"FFS" means Ford Financial Services, Inc.

"FMCC" means Ford Motor Credit Company.

"FORD" means Ford Motor Company.

"FORD FSG" means Ford FSG, Inc., a wholly-owned indirect subsidiary of Ford.

"HERC" means Hertz Equipment Rental Corporation, a wholly-owned subsidiary of Hertz.

"HERTZ AUSTRALIA" means Hertz Australia Pty. Limited, a wholly-owned indirect subsidiary of Hertz.

"HIL" means Hertz International, Ltd., a wholly-owned subsidiary of Hertz.

"LONG-TERM EQUITY COMPENSATION PLAN" means Hertz's Long-Term Equity Compensation Plan.

"LONG-TERM INCENTIVE PLAN" means Hertz's Long-Term Incentive Plan.

"NAMED EXECUTIVES" means the executives named in the Summary Compensation Table on page 17.

"NYSE" means the New York Stock Exchange.

                                PROXY STATEMENT

THE HERTZ CORPORATION                                             April 13, 2000
225 BRAE BOULEVARD
PARK RIDGE, NEW JERSEY 07656

The Board of Directors is soliciting proxies to be used at the 2000 annual meeting. This proxy statement and the form of proxy will be mailed to stockholders beginning April 13, 2000.

Definitions of some of the terms used in this Proxy Statement appear on the facing page.

WHO CAN VOTE

Record holders of Class A Common Stock and record holders of Class B Common Stock at the close of business on March 24, 2000 may vote at the meeting.

On March 24, 2000, 40,412,698 shares of Class A Common Stock and 67,310,167 shares of Class B Common Stock were outstanding. Each stockholder has one vote for each share of Class A Common Stock and five votes for each share of Class B Common Stock.

Holders of Class A Common Stock have 10.7% of the general voting power; holders of Class B Common Stock have the remaining 89.3% of the general voting power. Holders of Class A Common Stock and holders of Class B Common Stock will vote together, without regard to class, on the matters to be voted upon at the meeting.

HOW YOU CAN VOTE

If you return your signed proxy to us before the annual meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove, or abstain from Proposal 2. The Proposals will be presented at the meeting by management. Proposal 2 is described in this proxy statement on page 25.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; AND "FOR" PROPOSAL 2.

REVOCATION OF PROXIES

You can revoke your proxy at any time before it is exercised in any of three ways:

     (1) by submitting written notice of revocation to the Secretary;

     (2) by submitting another proxy that is properly signed and later dated; or

     (3) by voting in person at the meeting.

REQUIRED VOTES

A majority of the votes that could be cast on a proposal by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve Proposal 2. The votes are computed for each share as described on page 1.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for a Proposal because they don't have discretionary voting authority and haven't received instructions as to how to vote on such Proposal (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted upon at the meeting. No business besides that stated in the meeting notice may be transacted at this meeting of stockholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                             ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON THE PROXY CARD)

Nine directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he is succeeded by another qualified director who has been elected.

We will vote your shares as you specify on the enclosed proxy form. If you sign, date, and return the proxy form but don't specify how you want your shares voted, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met five times during 1999. The following information about the nominees was provided by the nominees.

NOMINEES
--------------------------------------------------------------------------------

FRANK A. OLSON
Age:                          67
Director Since:               1974
Principal Occupation:         Chairman, The Hertz Corporation
Recent Business Experience:   Mr. Olson has been Chairman of the Board of
                              Directors since June 1980. In addition, he was
                              Chief Executive Officer from March 1977 through
                              December 1999. From June 1987 through December
                              1987, Mr. Olson was also Chairman of the Board,
                              President and CEO of UAL Corporation.
Other Directorships:          Becton, Dickinson and Co.; White Mountains
                              Insurance Group; Amerada Hess Corporation
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
CRAIG R. KOCH
Age:                          53
Director Since:               1994
Principal Occupation:         President and Chief Executive Officer ("CEO"),
                              The Hertz Corporation
Recent Business Experience:   Mr. Koch has been President and CEO of the Company
                              since January 2000. From September 1993 through
                              December 1999, Mr. Koch was President and Chief
                              Operating Officer of the Company. Prior to that
                              time, Mr. Koch held a number of senior management
                              positions within Hertz, including Executive Vice
                              President and President -- North America Car Rental
                              Operations; Executive Vice President and General
                              Manager -- Car Rental Division.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
W. WAYNE BOOKER
Age:                          65
Director Since:               1999
Principal Occupation:         Vice Chairman, Ford Motor Company
Recent Business Experience:   Mr. Booker has been Vice Chairman of Ford Motor
                              Company since 1996. He served as Ford's interim
                              Chief Financial Officer during 1999. Mr. Booker
                              also served as Executive Vice President -- New
                              Markets & Associations during 1996 and Executive
                              Vice President -- International Automotive
                              Operations from 1992-1995. Prior to that time, Mr.
                              Booker held various executive positions within
                              Ford, including Vice President -- Asia Pacific
                              Automotive Operations.
Other Directorships:          Visteon Corporation; Koc Holdings A.S.
-----------------------------------------------------------------------------------------------------------
LOUIS C. BURNETT
Age:                          55
Director Since:               1997
Principal Occupation:         Managing Partner, Secura Burnett Company LLC
Recent Business Experience:   Mr. Burnett is the Co-Founder and Managing Partner
                              of Secura Burnett. Prior to entering the consulting
                              business, Mr. Burnett spent 20 years as a banker
                              with Wells Fargo Bank and Union Bank.
Other Directorships:          A&A Actienbank
-----------------------------------------------------------------------------------------------------------
MICHAEL T. MONAHAN
Age:                          61
Director Since:               1997
Principal Occupation:         President, Monahan Enterprises, LLC
                              Chairman, Munder Capital Management
Recent Business Experience:   Mr. Monahan is the Founder and President of Monahan
                              Enterprises, LLC since June 1999 and the Chairman
                              of Munder Capital Management since January 2000.
                              From October 1999 until January 2000, he was the
                              Chief Executive Officer of Munder Capital
                              Management. From 1992 to June 1999, Mr. Monahan was
                              President of Comerica Bank, and the President of
                              Comerica Incorporated from July 1993 to June 1999.
                              Prior to that time, Mr. Monahan was the President
                              and COO of Manufacturers National Corporation and
                              Manufacturers Bank, N.A.
Other Directorships:          Jacobson Stores, Inc.
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
PETER J. PESTILLO
Age:                          62
Director Since:               1993
Principal Occupation:         Vice Chairman, Ford Motor Company and
                              Chairman and Chief Executive Officer, Visteon
                              Corporation
Recent Business Experience:   Mr. Pestillo has been Vice Chairman of Ford since
                              January 1999 and Chairman and CEO of Visteon
                              Corporation since January 2000. He also was Chief
                              of Staff of Ford during 1999. From January 1993
                              through December 1998, Mr. Pestillo was Executive
                              Vice President -- Corporate Relations of Ford.
                              Prior to that time, Mr. Pestillo held a number of
                              senior management positions within Ford, including
                              Vice President -- Corporate Relations and
                              Diversified Businesses; Vice President -- Employee
                              and External Affairs.
Other Directorships:          Rouge Industries, Inc.; Visteon Corporation
-----------------------------------------------------------------------------------------------------------
JOHN M. RINTAMAKI
Age:                          58
Director Since:               1999
Principal Occupation:         Group Vice President, Chief of Staff and Secretary,
                              Ford Motor Company
Recent Business Experience:   Mr. Rintamaki has been Group Vice President, Chief
                              of Staff and Secretary of Ford since January 2000.
                              He was Vice President -- General Counsel of Ford
                              during 1999. He became Secretary in July, 1993,
                              having been Assistant General Counsel since
                              October, 1991, and Assistant Secretary since
                              September, 1986. Prior to that time, he has held
                              various executive positions with Ford.
Other Directorships:          Visteon Corporation
-----------------------------------------------------------------------------------------------------------
JOHN M. THOMPSON
Age:                          57
Director Since:               1997
Principal Occupation:         Senior Vice President and Group Executive,
                              International Business Machines Corporation
Recent Business Experience:   Mr. Thompson has been Senior Vice President and
                              Group Executive of IBM since 1993. Prior to that
                              time, Mr. Thompson held a number of senior
                              management positions within IBM, including
                              President and CEO of IBM Canada, Chairman of IBM
                              Canada and Global Vice President of Marketing.
Other Directorships:          Toronto Dominion Bank; TD Waterhouse Inc.
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
JOSEPH A. WALKER
Age:                          45
Director Since:               1997
Principal Occupation:         Managing Director, J. P. Morgan & Co.
Recent Business Experience:   Mr. Walker has been Co-head of Advisory/Mergers and
                              Acquisitions at J. P. Morgan since 1994. Prior to
                              that time, Mr. Walker held a number of senior
                              positions within J. P. Morgan, including Head of
                              the Basic Industries Group in the Advisory/Merger
                              and Acquisitions Department and Head of the
                              Restructuring Advisory Group.
Other Directorships:          Roulette Intermedium, Inc.; Meet the Composer;
                              Pratt Institute
-----------------------------------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

Number of Members:             2

Members:                       Joseph A. Walker (Chairman)
                               Louis C. Burnett

Number of Meetings in 1999:    2

Functions:                     Selects independent public accountants to audit
                               Hertz's books and records, subject to stockholder approval.

                               Consults with these accountants and reviews and approves the scope of their audit.

                               Reviews internal controls, accounting practices, financial structure, and financial reporting.

                               Reports to the Board of Directors about these matters.

COMPENSATION COMMITTEE

Number of Members:             2

Members:                       Michael T. Monahan (Chairman)
                               John M. Thompson

Number of Meetings in 1999:    2

Functions:                     Considers and makes recommendations on Hertz's
                               executive compensation plans.

                               Establishes base salaries and reviews and approves any Executive Incentive Compensation Plan awards for Hertz's executive officers.

                               Considers and makes grants of stock options, grants of restricted stock, and Long-Term Incentive Plan awards.

NOMINATING COMMITTEE

Number of Members:             5

Members:                       Frank A. Olson (Chairman)
                               Louis C. Burnett
                               Michael T. Monahan
                               John M. Thompson
                               Joseph A. Walker

Number of Meetings in 1999:    1

Functions:                     Considers stockholder suggestions for nominees
                               for director (other than self-nominations).
                               Suggestions should be submitted to the Secretary of the Company, 225 Brae Boulevard, Park Ridge,
                               New Jersey 07656. Suggestions received by the
                               Secretary's office before December 31 will be considered by the Committee at a regular meeting in the following year, before the proxy materials are mailed to the stockholders.

SPECIAL FINANCE COMMITTEE

Number of Members:             2

Members:                       Frank A. Olson
                               Craig R. Koch

Number of Meetings in 1999:    3

Functions:                     Approves the issuance of public debt.

SPECIAL COMMITTEE

Number of Members:             3

Members:                       Louis C. Burnett (Chairman)
                               Michael T. Monahan
                               John M. Thompson

Number of Meetings in 1999:    4

Functions:                     Considered potential acquisition of two vehicle
                               leasing subsidiaries of Ford.

                           MANAGEMENT STOCK OWNERSHIP

The table below shows how much stock of Hertz and Ford each director, nominee and Named Executive beneficially owned as of March 1, 2000. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.7% of Hertz's total outstanding Class A Common Stock or Ford Common Stock. Present directors and executive officers as a group, including the Named Executives, beneficially owned 2.1% of Hertz Class A Common Stock and less than 0.02% of Ford Common Stock. In addition, these persons held options exercisable on or within 60 days after March 1, 2000 to buy 860,765 shares of Hertz Class A Common Stock and 1,103,442 shares of Ford Common Stock under stock option plans.

------------------------------------------------------------------------------------------------------------------------------
                                                              Amount and Nature of Beneficial Ownership
                                       ---------------------------------------------------------------------------------------
                                              Hertz Class A Common Stock(1)                   Ford Common Stock(2)
                                       ---------------------------------------------------------------------------------------
                 Name                       Unrestricted         Restricted(3)          Unrestricted           Restricted
------------------------------------------------------------------------------------------------------------------------------
 Frank A. Olson*                              162,056
------------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch*                                 9,435               257,015
------------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                            13,516                59,865                   902
------------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                               5,405                29,930
------------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                               3,248                29,930                   100
------------------------------------------------------------------------------------------------------------------------------
 W. Wayne Booker*                               5,000                                     125,290
------------------------------------------------------------------------------------------------------------------------------
 Louis C. Burnett*                              1,000
------------------------------------------------------------------------------------------------------------------------------
 Michael T. Monahan*                            1,000
------------------------------------------------------------------------------------------------------------------------------
 Peter J. Pestillo*                             5,000                                     152,148
------------------------------------------------------------------------------------------------------------------------------
 John M. Rintamaki*                               500                                       7,124
------------------------------------------------------------------------------------------------------------------------------
 John M. Thompson*                              4,000
------------------------------------------------------------------------------------------------------------------------------
 Joseph A. Walker*                              1,000
------------------------------------------------------------------------------------------------------------------------------
 All Directors and Executive Officers
    as a group (20 persons)                   226,558               466,600               286,564
------------------------------------------------------------------------------------------------------------------------------

* Indicates Directors

NOTES

(1)On March 1, 2000, or within 60 days after that date, the following individuals have exercisable options to acquire shares of Hertz Class A Common Stock awarded under the Hertz Long-Term Equity Compensation Plan, as follows:
Mr. Kennedy -- 41,687; Mr. Koch -- 96,822; Mr. Nothwang -- 174,410; Mr.
Olson -- 305,138; and Mr. Siracusa -- 48,444.

On March 1, 2000, or within 60 days after that date, the following individuals have 495 exercisable options to acquire shares of Hertz Class A Common Stock awarded under the Hertz Nonemployee Director Stock Option Plan: Mr. Burnett, Mr. Monahan, Mr. Thompson and Mr. Walker.

Includes shares acquired under the Company's Employee Stock Purchase Plan, as follows: Mr. Kennedy -- 248 shares; Mr. Koch -- 435 shares; Mr. Nothwang -- 442 shares; Mr. Olson -- 568 shares; and Mr. Siracusa -- 405 shares.

(2)On March 1, 2000, or within 60 days after that date, the following individuals have exercisable options to acquire shares of Ford Common Stock awarded under Ford's 1990 or 1998 Long-Term Incentive Plan: Mr.
Booker -- 544,553 shares; Mr. Kennedy -- 1,650 shares; Mr. Koch -- 3,300 shares; Mr. Nothwang -- 1,650 shares; Mr. Olson -- 6,600 shares; Mr. Pestillo -- 477,543 shares; Mr. Rintamaki -- 63,196 shares; and Mr. Siracusa -- 1,650 shares.

To account for any change in the value of Ford Common Stock resulting from the spin-off of Ford's interest in Associates First Capital Corporation on April 7, 1998, the Ford stock options held as of April 9, 1998 were adjusted to ensure that the aggregate value of the Ford stock options before and after the spin-off would be approximately equal. References to these stock options issued prior to April 9, 1998 are to the adjusted amounts.

Includes units in the Ford Stock Fund under Ford's Savings and Stock Investment Plan, credited to the following individuals and representing the following number of shares: Mr. Booker -- 10,183 shares; Mr. Pestillo -- 2,037 shares; and Mr. Rintamaki -- 6,471 shares.

(3)Awarded under the Long-Term Equity Compensation Plan and subject to restrictions as described in Note 3 to the Summary Compensation Table beginning on page 17 of this proxy statement.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Hertz's records and other information, Hertz believes that all Securities and Exchange Commission filing requirements applicable to its directors and officers were complied with for 1999 except that, due to a clerical oversight by the Company, there was one late report by five days of one transaction relating to Richard J. Foti, the Company's Controller, and one amended report relating to Frank A. Olson. Each of these transactions was exempt under Section 16(b) of the Securities Exchange Act of 1934, as amended.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table shows the name and address of each person known to Hertz that beneficially owns in excess of 5% of any class of Hertz voting stock as of March 1, 2000.

 ----------------------------------------------------------------------------------------------------------
                                                               Amount and Nature of Beneficial Ownership
 ----------------------------------------------------------------------------------------------------------
                                                                                 Shared Voting
                                     Name and Address        Sole Voting and     and Investment    Percent
   Title of Class of Stock         of Beneficial Owner       Investment Power        Power         of Class
 ----------------------------------------------------------------------------------------------------------
 Class A Common Stock          Ford FSG, Inc.                 20,245,833             0              50.0 %(1)
                               The American Road
                               Dearborn, Michigan
                               48121-1899
 ----------------------------------------------------------------------------------------------------------
 Class A Common Stock          Goldman Sachs                   2,226,301             0              5.5  %(2)
                               Asset Management
                               1 New York Plaza
                               New York, New York
                               10004
 ----------------------------------------------------------------------------------------------------------
 Class B Common Stock          Ford Motor Company             67,310,167             0              100  %(1)
                               The American Road
                               Dearborn, Michigan
                               48121-1899
 ----------------------------------------------------------------------------------------------------------

NOTES

(1)The Class A Common Stock and Class B Common Stock will be voted as a single class at the Annual Meeting for purposes of the Proposals set forth in this proxy statement. Because the holder of the Class B Common Stock is entitled to five votes per share, Ford holds 94.6% of the aggregate voting power of Hertz's outstanding common stock.

(2)Based on Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission, which indicates that (a) Goldman Sachs Asset Management is a separate operating division of Goldman, Sachs & Co., and (b) Goldman Sachs Asset Management is a registered investment advisor under Section 203 of the Investment Advisors Act of 1940 and, as a result, is the beneficial owner of 2,226,301 shares of Hertz Class A Common Stock.

                           COMPENSATION OF DIRECTORS

FEES. Directors' fees, paid only to directors who are not Hertz employees or employees of any of its affiliates, are as follows:

Annual Board membership fee                                     $25,000
Attendance fee for each Board meeting or
  separate Committee meeting                                    $ 1,000

STOCK OPTION PLAN. In an effort to link director and stockholder interests, each director who is not an employee of Hertz or any of its affiliates receives an annual option to purchase 1,500 shares of Class A Common Stock. The exercise price is the closing price of Class A Common Stock on the date the option is granted. Vesting terms may vary based on the Board's discretion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH DIRECTORS

Joseph A. Walker, a Managing Director of J. P. Morgan & Co., became a Hertz director on July 15, 1997. J. P. Morgan & Co. has provided Hertz and Ford with commercial and investment banking services and is expected to provide similar services in the future.

RELATIONSHIP WITH FORD

As of March 1, 2000, Ford beneficially owned 50.0% of the outstanding Class A Common Stock and 100% of the outstanding Class B Common Stock of Hertz (which Class B Common Stock is entitled to five votes per share on any matter submitted to a vote of Hertz's stockholders). The common stock beneficially owned by Ford represents in the aggregate 94.6% of the combined voting power of all of Hertz's outstanding common stock. Accordingly, Ford is able to exercise control over the business and affairs of Hertz, including the ability to elect all members of Hertz's Board of Directors.

Set forth below are descriptions of certain agreements, relationships and transactions between Hertz and Ford.

CAR SUPPLY AGREEMENT

Hertz and Ford have a Car Supply Agreement with a ten-year term. The agreement began on September 1, 1997 and ends on August 31, 2007. Under the agreement, Ford and Hertz have agreed to negotiate annually the supply of cars on terms and conditions that are competitive with those offered by other car manufacturers to car rental companies.

JOINT ADVERTISING AGREEMENT

Hertz and Ford have a Joint Advertising Agreement with a ten-year term. The agreement began on September 1, 1997 and ends on August 31, 2007. Under the agreement, Ford has agreed to pay one-half of Hertz's advertising costs, provided, among other things, Hertz purchases up to a certain percentage of cars from Ford to meet its fleet requirements so long as Ford is competitive. The advertising must feature Ford vehicles.

CORPORATE AGREEMENT

Hertz and Ford have a Corporate Agreement under which Hertz granted to Ford a continuing option to purchase additional shares of Class B Common Stock or shares of nonvoting capital stock of Hertz necessary to maintain its then existing percentage of voting power, value and ownership. The purchase price of Class B Common Stock will be the market price of the Class A Common Stock, and the purchase price of nonvoting capital stock will be the price at which the stock may be purchased by third parties. This stock option expires if Ford reduces its beneficial ownership of Hertz's Common Stock to less than 20% of the outstanding shares.

The agreement also provides that Hertz will, upon request, register its Common Stock and nonvoting capital stock beneficially owned by Ford for sale and pay related costs and expenses.

The agreement also provides that as long as Ford maintains beneficial ownership of a majority of the shares of Hertz's Common Stock, Hertz may not take any action detrimental to Ford.

TAX-SHARING AGREEMENT

Hertz is included in Ford's federal consolidated income tax group. Hertz's federal income tax liability is included in the consolidated federal income tax liability of Ford and its subsidiaries. Hertz and Ford have a Tax Sharing Agreement under which the amount of taxes paid by Hertz will be determined as if Hertz filed separately. Utilization of foreign tax credits will be based upon the consolidated group results.

Ford is the sole and exclusive agent for Hertz in all matters relating to the income and franchise taxes and similar liabilities of Hertz. Ford has responsibility for the preparation and filing of consolidated federal, state and local income tax returns, and has the power to contest or compromise any tax adjustment or deficiency and to negotiate any refund claim for Hertz.

In general, Hertz is included in Ford's consolidated group for federal income tax purposes as long as Ford beneficially owns at least 80% of the total voting power and value of Hertz's outstanding Common Stock. During the period Hertz is included in Ford's consolidated group, Hertz could be liable for any federal tax liability incurred by any other member of Ford's consolidated group.

COMMERCIAL PAPER DEALER AGREEMENTS

Hertz has a Sales Agency Agreement with FFS, a NASD registered broker-dealer and an indirect, wholly-owned subsidiary of Ford. FFS acts as a dealer for Hertz's domestic commercial paper program. Hertz pays fees to FFS which range from .035% to .05% per annum of commercial paper placed depending on the monthly average dollar value of the notes outstanding. In 1999, Hertz paid FFS $708,000 in fees. FFS is under no obligation to purchase any notes for its own account. FFS has been the sole commercial paper dealer for Hertz since October 1994. Hertz, through its subsidiary, Hertz Australia, has a similar agreement with Ford Credit Australia Limited, also an indirect, wholly-owned subsidiary of Ford.

CREDIT FACILITY AND LOANS

Ford has extended to Hertz a $500 million credit facility under which Hertz may borrow, repay and reborrow at rates of interest based on London Interbank Offered Rates. Hertz pays Ford an annual commitment fee on the undrawn amounts equal to 0.09% from July 1, 1997 to and including the expiration date of the facility. The credit agreement ends on June 30, 2001, but is automatically extended annually for an additional year unless Ford gives notice of termination. No amounts are currently outstanding under this facility.

LICENSING AND MANAGEMENT AGREEMENTS

Effective January 1, 2000, HIL reached an agreement with FMCC to grant Axus International, Inc., a wholly-owned subsidiary of FMCC, and its subsidiaries (together, "Axus"), a five year non-exclusive license (subject to certain existing license rights and excluding the United States and Canada) to use the Hertz name in the conduct of Axus' leasing businesses. As part of the transaction, HIL will also provide Axus with certain management services. HIL will receive a license fee for use of the Hertz name of 1% of Axus' leasing revenues and a management fee of between 5% and 7% of Axus' pre-tax earnings, depending on Axus' operating margins.

OTHER RELATIONSHIPS AND TRANSACTIONS

Hertz and Ford also have other transactions in the ordinary course of their respective businesses. These include Hertz providing car rental and equipment rental services to Ford and providing insurance claim management services to Ford.

Hertz is named as an additional insured under certain of Ford's insurance policies and pays its allocated portion of the insurance premiums.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                 (HOW HERTZ DETERMINES EXECUTIVE COMPENSATION)

COMPENSATION COMMITTEE PHILOSOPHY AND GUIDING PRINCIPLES

The Committee has established the following philosophy and principles as its operating framework:

        - Attract and retain the best people in the industry;

        - Emphasize performance-based pay by paying above-average awards for above-average performance; and

        - Focus on the use of equity-based incentives that reward the creation of stockholder value while recognizing the achievement of key financial and strategic objectives.

COMPENSATION LEVELS

The Committee relates total compensation levels for Hertz's executive officers to the total compensation paid to similarly situated executives of several Peer Groups of companies. The companies comprising the Peer Groups were selected by Hertz and its compensation consultant to ensure that Hertz remains competitive with service companies (including car rental and equipment rental companies) and general industry standards. This group includes companies in the Russell 1000 which is used in the performance graph.

Total compensation is targeted to approximate the median of the average of the Peer Groups for executive positions. The target moves closer to the 75th percentile for selected key positions which are critical to the future success of Hertz and are held by experienced, high-performing incumbents. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when Hertz's targeted performance goals are exceeded and significant value is created for stockholders. Likewise, total compensation may lag the market when performance goals are not achieved.

Based on the most recently completed compensation study conducted by the Company's independent compensation consultant, overall total compensation for the executive positions in the study approximated the median of the total compensation of similarly situated positions in the Peer Groups.

ANNUAL COMPENSATION

Eligible management and key employees participate in Hertz's Executive Incentive Compensation Plan (EICP) which pays annual cash incentive awards if certain specified objectives are met. Objectives for 1999 were based on pretax income (weighted at 70%) and return on equity (weighted at 30%). The measurement of these goals is done at the corporate level for corporate participants and a combination of corporate and business unit levels for business unit executives. Individuals are assigned target awards based on Peer Group comparisons. Actual awards can vary between 0 and 250 percent of target awards based on actual performance.

Hertz emphasizes increasing levels of profitability in the goal-setting process. Incentives are provided deep into the organization, including all operating managers, which has been critical in driving the entire organization to exceed its goals. Objectives were exceeded for most business units and overall corporate results exceeded goals. For the Named Executives, actual bonuses based on 1999 performance ranged from 118 to 126.4 percent of target.

Overall, base salaries for officers are slightly below the 50th percentile, and the combination of 1999 bonuses and base salaries for officers are at the 50th percentile of the consultant's survey.

LONG-TERM COMPENSATION

Hertz emphasizes the link between executives' interests and stockholder interests through equity and cash-based long-term incentives.

        - Stock Options and Restricted Stock. Grants of stock options were made in 1999 under the Hertz Long-Term Equity Compensation Plan which was approved by the shareholders in 1998. Grants were made to executive officers to ensure that their interests are aligned with stockholders. The grants contain vesting provisions which are intended to help retain executives in the increasingly competitive marketplace in which Hertz competes.

          In general, stock options are granted on an annual basis. Grants of restricted stock are used only in special circumstances, primarily as a retention vehicle for officers or as needed in hiring situations. Restricted stock has voting and dividend rights during the restriction period but may not be sold or otherwise disposed of until such restrictions lapse. The ultimate value of stock-based awards depends on Hertz's future success as reflected in the value of its stock.

        - Long-Term Incentive Plan (LTIP). The LTIP, implemented in 1991, provides a cash award at the end of each five-year cycle based on achievement of corporate performance measures relative to preestablished criteria. The 1999 grant (made in February) established goals for 2002 relative to net income growth and market share as measured against the prior four-year period. Payouts under the 1999 grant, which can range from 0 to 200 percent of the target award, will be made in 2003 based on actual performance. These awards will be paid in cash or, for certain officers, one half in cash and one half in stock. A payout for 1999 was made in March 2000 after the 1995-1999 cycle using the criteria of net income, market share and customer satisfaction. Performance significantly exceeded performance goals and payouts were 128% of target.

DEDUCTIBILITY OF COMPENSATION UNDER IRS RULES

Hertz's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to assure the federal income tax deductibility of compensation paid under its compensation plans. For instance, per individual, there is a 500,000 share limit on stock option grants and a 300,000 share limit on restricted stock grants, and the 1999 grants were below these limits. However, there may be occasions when the payment of nondeductible compensation might be appropriate.

CEO COMPENSATION

Mr. Olson participated in the same compensation programs as other executives of the Company. The Committee established his 1999 compensation by applying the previously referenced principles consistent with the manner they were applied to the other executives.

Mr. Olson's total compensation package reflected the Company's overall financial and strategic performance within the industry and his personal leadership in the industry over an extensive period of time.

Mr. Olson also received an EICP award in the amount of $1,003,000. This award represented 118% of his Target Award, based upon the Company's performance against measurement criteria and the payout formula provided by the EICP. The Target Award and performance goals were established in November 1998 by the Committee.

Mr. Olson received a LTIP award for 1999 in the amount of $768,000. This award represented 128% of his Target Award of $600,000 based upon pre-established performance criteria. The Target Award grant and performance goals were established in 1996 by the Committee.

Mr. Olson received an award of 100,000 nonqualified stock options on February 3, 1999 and 50,000 nonqualified stock options on December 1, 1999 in accordance with the provisions of the Long-Term Equity Compensation Plan. These awards were consistent with competitive practices within the industry. The ultimate value of these awards depends on Hertz's future success and whether that success is reflected in the value of Class A Common Stock.

                                         The Compensation Committee

                                           Michael T. Monahan, Chairman
                                           John M. Thompson

                       COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the before-tax compensation for the last three years for Frank A. Olson, who served as CEO in 1999, and the four next highest paid executive officers at the end of 1999.

                           SUMMARY COMPENSATION TABLE
                             (Dollars in thousands)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Long-Term Compensation
                                                                                ------------------------------
                                                Annual Compensation                     Awards            Payouts
--------------------------------------------------------------------------------------------------------------------------------
             (a)                (b)       (c)          (d)          (e)           (f)           (g)        (h)         (i)
                                                                   Other       Restricted    Securities
                                                                   Annual         Stock      Underlying
                                                                Compensation    Award(s)      Options      LTIP      All Other
                                                                                                          Payouts   Compensation
                                       Salary       Bonus           ($)         ($)(3)        (#)(4)      ($)(5)      ($)(6)
                                       ($)(1)       ($)(2)
 Name and Principal Position    Year
------------------------------
 Frank A. Olson                 1999     1,000        1,003         --            --          150,000       768         5
   Chairman of the Board        1998       850        1,069         --            --          150,000       705         5
                                1997       848          869         --            5,166       149,460       720         5
--------------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                  1999       600          496         --            --          100,000       448         5
   President and Chief          1998       520          539         --            --           85,000       423         5
   Executive Officer            1997       478          403         --            3,768       105,210       432         5
--------------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang             1999       310          250         --            --           75,000       256         5
   Executive Vice President     1998       290          248         --            --           45,000       282         5
                                1997       263          191         --            1,437       119,960       288         5
--------------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa               1999       296          212         --            --           50,000       173         5
   Executive Vice President     1998       250          204         --            --           35,000       127         5
   and Chief Financial Officer  1997       223          113         --              718        59,980        22         5
--------------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy               1999       281          183         --            --           25,000       128         5
   Executive Vice President     1998       274          212         --            --           25,000       113         5
                                1997       273          177         --              718        59,980       115         5
--------------------------------------------------------------------------------------------------------------------------------

NOTES

(1)Amounts included consist of salary payments for the respective year and amounts deferred pursuant to section 401(k) of the Internal Revenue Code of 1986, as amended. Salary amounts for 1999 and 1998 included 26 bi-weekly pay periods compared to 27 in 1997.

(2)Includes bonuses earned for the respective year and paid in the subsequent year.

(3)Represents the value of the restricted stock at the date of grant. Listed below are the total number of shares of restricted stock owned by the Named Executives as of December 31, 1999, as well as the market values of these shares (in thousands of dollars) determined by the closing price of the Class A Common Stock on the New York Stock Exchange on December 31, 1999:

                      Named Executive                           Number of Shares    Market Value
                      ---------------                           ----------------    ------------
Frank A. Olson..............................................        215,260           $10,790
Craig R. Koch...............................................        157,015           $ 7,870
Joseph R. Nothwang..........................................         59,865           $ 3,001
Paul J. Siracusa............................................         29,930           $ 1,500
Brian J. Kennedy............................................         29,930           $ 1,500

The ultimate worth of the restricted stock depends on the value of Class A Common Stock when the restrictions lapse. Under the Long-Term Equity Compensation Plan, the Compensation Committee determines the restriction period for shares included in each final award.

Mr. Olson's restrictions ended on January 1, 2000, the date of his retirement as Chief Executive Officer. For all other Named Executives, the restrictions are scheduled to end as follows: 33% by April 25, 2000, 66% by April 25, 2001, and in full by April 25, 2002. Subject to the terms of the Long-Term Equity Compensation Plan, dividends are paid on shares of restricted stock, although some risk of forfeiture exists.

(4)See pages 18-19.

(5)Includes long-term incentive bonuses earned for the respective year and paid in the subsequent year.

(6)Represents the amounts contributed by Hertz to the Income Savings Plan for the respective year.

                                 STOCK OPTIONS

The Long-Term Equity Compensation Plan allows grants of stock options and other rights relating to Class A Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Class A Common Stock market price and the options' exercise price, as well as on the grantee's investment decisions. Options that are "in the money" on a given date can become "out of the money" if the price changes on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

The following two tables give more information on stock options.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                                     Grant Date
                                        Individual Grants                                             Value(2)
-------------------------------------------------------------------------------------------------------------------
                  (a)                                          (c)           (d)          (e)           (f)
                                               (b)          % of Total
                                            Number of        Options
                                            Securities      Granted to     Exercise
                                            Underlying      Employees      or Base                   Grant Date
                                             Options        in Fiscal       Price      Expiration     Present
                 Name                       Granted(#)         Year         ($/Sh)        Date        Value $
-------------------------------------------------------------------------------------------------------------------
 Frank A. Olson                              100,000            8.6         41.38       2/3/09       1,329,000
                                              50,000            4.3         44.88       1/1/05         664,500
-------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                               100,000            8.6         41.38       2/3/09       1,329,000
-------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                           75,000            6.4         41.38       2/3/09         996,750
-------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                             50,000            4.3         41.38       2/3/09         664,500
-------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                             25,000            2.1         41.38       2/3/09         332,250
-------------------------------------------------------------------------------------------------------------------

NOTES

(1)The 50,000 stock options granted to Mr. Olson on December 1, 1999 can be exercised six months after the grant date and any unexercised options expire January 1, 2005. For all other stock options granted, 33% can be exercised one year after the grant date, 66% after two years and 100% after three years. Any unexercised options expire after ten years.

If a grantee retires, all options become exercisable and continue to be exercisable up to five years following retirement or the remaining time left to expiration of the options, whichever is less. If a grantee dies or terminates employment due to disability, options continue to be exercisable up to one year following the termination of employment or the date of death, as the case may be, or the remaining time left to expiration of the options, whichever is less. In most other instances of employment termination, all rights end upon termination.

Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance.

(2)These values were determined using the Black-Scholes methodology and the assumptions described in Note 7 to Hertz's Notes to Consolidated Financial Statements contained in its 1999 Annual Report. The ultimate value of the options, if any, will depend on the future value of the Class A Common Stock and the grantee's investment decisions, neither of which can be accurately predicted.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------
              (a)                       (b)               (c)                   (d)                      (e)
                                                                        Number of Securities            Value
                                                                       Underlying Unexercised      of Unexercised
                                                                         Options at FY-End          In-the-Money
                                                                                (#)                 Options($)(1)
                                       Shares                          ---------------------------------------------
                                      Acquired       Value Realized         Exercisable/            Exercisable/
             Name                  on Exercise(#)          $               Unexercisable            Unexercisable
------------------------------------------------------------------------------------------------------------------------
 Frank A. Olson                        74,322          2,791,296           73,822/301,316          706,569/2,609,537
------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                         97,488          3,012,236                0/192,722                0/1,891,409
------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                         0                  0           94,024/145,936        2,089,768/1,765,125
------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                      31,343            906,151                 0/93,844                0/1,004,003
------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                      43,043          1,430,611             4,793/62,144            125,217/775,621
------------------------------------------------------------------------------------------------------------------------

NOTES

(1)These year-end values represent the difference between the fair market value of Class A Common Stock subject to options (based on the stock's closing price of $50.125 on the New York Stock Exchange on December 31, 1999) and the exercise prices of the options. "In-the-money" means that the fair market value of the stock is greater than the option's exercise price on the valuation date.

                        LONG-TERM INCENTIVE PLAN AWARDS

In 1991, Hertz established a Long-Term Incentive Plan for certain officers and other key employees. The grant of awards and the size are determined by the achievement of certain qualitative and quantitative performance targets. A new five year performance cycle begins on each January 1. Performance for a specific year generally is measured against performance for the prior four year period and awards will be made in cash for performance years ending in 2000 and 2001 at the end of each performance period. The measurement criteria used for the performance year 1999 included net income of Hertz relative to the net income average for the Dow 30 Industrials, market share and customer satisfaction.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                             (Dollars in thousands)


--------------------------------------------------------------------------------------------------------------------------
                                                                                        Estimated Future Payouts
                                                                                   under Non-Stock Price-Based Plans
                                                                              --------------------------------------------
               (a)                                              (c)                (d)            (e)            (f)
                                          (b)               Performance
                                       Number of              or Other
                                     Shares, Units          Period Until
                                        or Other             Maturation         Threshold        Target        Maximum
              Name                     Rights(#)             or Payout             ($)            ($)            ($)
---------------------------------
 Frank A. Olson                           (1)                   (2)                 0             600           1,200
--------------------------------------------------------------------------------------------------------------------------
 Craig R. Koch                            (1)                   (2)                 0             350            700
--------------------------------------------------------------------------------------------------------------------------
 Joseph R. Nothwang                       (1)                   (2)                 0             200            400
--------------------------------------------------------------------------------------------------------------------------
 Paul J. Siracusa                         (1)                   (2)                 0             135            270
--------------------------------------------------------------------------------------------------------------------------
 Brian J. Kennedy                         (1)                   (2)                 0             100            200
--------------------------------------------------------------------------------------------------------------------------

NOTES

(1)Not applicable.

(2)Target and maximum award grants in place for performance year 1999 are included in the above table for the Named Executives. Payouts for performance year 1999 are included in the Summary Compensation Table on page 17.

Target award grants have also been made for the performance years 2000, 2001 and 2002 versus performance for the previous four year periods, respectively. The amount of the payments for the performance years subsequent to 1999 can range from zero to two times the amount of the target. Such target award grants made for performance years 2000, 2001 and 2002, respectively, to the Named Executives are as follows (in thousands): Mr. Olson $600, $600 and $600; Mr. Koch $350, $450 and $450; Mr. Nothwang $200, $200 and $250; Mr. Siracusa $180, $180 and
$180 and Mr. Kennedy $100, $100 and $100. The measurement criteria used for the target award grants for the performance year 2000 includes net income, market share and customer satisfaction. The measurement criteria used for the target award grant for the performance year beginning 2001 and future years includes net income and market share. Beginning with the performance year 2001, awards will be paid in cash, or for certain officers, half in cash and half in stock at the end of each performance period.

                             EMPLOYMENT AGREEMENTS

Hertz currently has individual employment agreements with five key executives which are substantially identical except for termination dates.

Mr. Koch serves Hertz under an employment agreement which currently expires on April 30, 2004. Messrs. Kennedy, Nothwang and Siracusa serve Hertz under employment agreements which currently expire on February 12, 2001. Gerald Plescia, President of Hertz Equipment Rental Corporation, serves Hertz under an employment agreement which also currently expires on February 12, 2001. The employment agreements do not provide for any compensatory plan or arrangement upon termination of employment or change in control. The employment agreement of Mr. Koch is automatically extended one (1) additional year on May 1 of each year unless not later than December 31st of the preceding year, Hertz or Mr. Koch shall have given notice not to extend the agreement.

Each employment agreement provides for certain compensation and benefits during the term of the agreement.

Hertz may terminate such key executive at any time for "cause," whereupon it will pay accrued annual base salary through the date of termination and all other obligations of Hertz under the employment agreement will cease.

If a key executive becomes disabled from full-time employment for six consecutive months he may be terminated. During such period of absence, the key executive will receive his annual base salary, incentive compensation and participate in retirement, savings and stock option plans. Thereafter, the key executive will participate in retirement, savings and stock option plans in accordance with Hertz's disability insurance plans and policies.

If a key executive dies, all compensation and benefits then accrued shall be paid to his estate or designated beneficiaries.

Each key executive has also agreed, during and after the term of his employment, not to disclose any secret or confidential information relating to Hertz, Ford or any of their respective subsidiaries or affiliates.

                            STOCK PERFORMANCE GRAPHS

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our Class A Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Hertz chose the Russell 1000 as the industry index for the graph. The graph assumes an initial investment of $100 and quarterly reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        HERTZ, S&P 500 AND RUSSELL 1000

The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) Hertz's Class A Common Stock; (ii) the Standard & Poor's 500 Stock Index; and (iii) the Russell 1000 Index. The Russell 1000 Index is included because it is comprised of the 1,000 largest publicly traded issuers and has median total market capitalization of approximately $3,800,000,000 which is similar to Hertz's total market capitalization. Due to the small number of publicly-traded companies in Hertz's peer group, Hertz does not believe it can reasonably identify a group of peer issuers. Because Hertz did not begin trading on the New York Stock Exchange until April 25, 1997, the graph compares performance from that date forward through December 31, 1999. The graph assumes that $100 was invested at the beginning of the period at the initial public offering price of $24 per share.

                (PERFORMANCE RESULTS THROUGH DECEMBER 31, 1999)

                                                          HERTZ                     S & P 500                 RUSSELL 1000
                                                          -----                     ---------                 ------------
04/24/97                                                 100.00                      100.00                      100.00
06/30/97                                                 150.00                      115.00                      115.00
09/30/97                                                 157.00                      124.00                      125.00
12/31/97                                                 168.00                      127.00                      129.00
03/31/98                                                 192.00                      144.00                      146.00
06/30/98                                                 186.00                      149.00                      150.00
09/30/98                                                 176.00                      134.00                      134.00
12/31/98                                                 192.00                      163.00                      164.00
03/31/99                                                 225.00                      171.00                      170.00
06/30/99                                                 261.00                      183.00                      182.00
09/30/99                                                 185.00                      172.00                      170.00
12/31/99                                                 211.00                      197.00                      198.00

The graph above compares the cumulative total shareholder return on Hertz's Class A Common Stock since its initial public offering with the cumulative total return of the S&P 500 Stock Index and the Russell 1000 Index. The graph assumes a $100 investment made at the beginning of the period and reinvestment of all dividends.

                                RETIREMENT PLANS

Hertz's retirement plan (the "Hertz Plan") was established on August 30, 1985. Previously, Hertz participated in the RCA Retirement Plan (the "RCA Plan").

The Hertz Plan is tax-qualified. Contributions were made by the employees and Hertz up to June 30, 1987. Effective July 1, 1987, Hertz pays the entire cost.

The benefit an employee receives under the Hertz Plan is based on a combination of the following factors:

     - a percentage of final average compensation (using the highest five consecutive of the last ten years of covered compensation)

     - years of credited service up to July 1, 1987

     - the accrued value of a cash account after July 1, 1987 which gets credited each year at a predetermined percentage of compensation

Compensation for these purposes includes salary or wages, bonuses, commissions, premium rate pay and vacation pay.

Hertz also has non-qualified pension plans for certain of its executives, including certain Named Executives, which provides benefits in excess of the qualified plans which include (1) the Benefit Equalization Plan that provides equalization benefits that cannot be provided under the Hertz Plan due to limitations imposed by the Internal Revenue Code of 1986, as amended, and (2) the Supplemental Retirement and Savings Plan ("SERP") and Supplemental Executive Retirement Plan ("SERP II") that, when combined with the Hertz Plan, provides a benefit as if the pre-July 1, 1987 benefit formula had remained in effect until the employee's normal retirement date.

Benefits payable under the plans are not reduced for Social Security or other offsets.

The following table shows the annual pension benefits payable under the Hertz Plan, SERP and SERP II including amounts attributable to employee contributions from the RCA Plan. The table indicates benefits for employees at various rates of final average compensation and years of service, based on retirement at age 65, and for life annuity.

                               PENSION PLAN TABLE
                         YEARS OF PARTICIPATION IN PLAN

------------------------------------------------------------------------------------------------------
                         Final
                        Average
                      Compensation   15 Years   20 Years   25 Years    30 Years     35 Years
------------------------------------------------------------------------------------------------------
                       $  175,000    $ 41,026   $ 54,701   $ 68,376   $   82,051   $   95,726
------------------------------------------------------------------------------------------------------
                          225,000      52,996     70,661     88,326      105,991      123,656
------------------------------------------------------------------------------------------------------
                          275,000      64,966     86,621    108,276      129,931      151,586
------------------------------------------------------------------------------------------------------
                          325,000      76,936    102,581    128,226      153,871      179,516
------------------------------------------------------------------------------------------------------
                          375,000      88,906    118,541    148,176      177,811      207,446
------------------------------------------------------------------------------------------------------
                          425,000     100,876    134,501    168,126      201,751      235,376
------------------------------------------------------------------------------------------------------
                          475,000     112,846    150,461    188,076      225,691      263,306
------------------------------------------------------------------------------------------------------
                          525,000     124,816    166,421    208,026      249,631      291,236
------------------------------------------------------------------------------------------------------
                          575,000     136,786    182,380    227,976      273,571      319,167
------------------------------------------------------------------------------------------------------
                          625,000     148,756    198,341    247,927      297,511      347,096
------------------------------------------------------------------------------------------------------
                          675,000     160,726    214,301    267,876      321,452      375,026
------------------------------------------------------------------------------------------------------
                          725,000     172,696    230,261    287,826      345,391      402,956
------------------------------------------------------------------------------------------------------
                          775,000     184,666    246,221    307,776      369,331      430,886
------------------------------------------------------------------------------------------------------
                          825,000     196,636    262,181    327,726      393,271      458,816
------------------------------------------------------------------------------------------------------
                        1,000,000     238,531    318,041    397,551      477,061      556,571
------------------------------------------------------------------------------------------------------
                        1,500,000     358,231    477,641    597,051      716,461      835,871
------------------------------------------------------------------------------------------------------
                        2,000,000     477,931    637,241    796,551      955,861    1,115,171
------------------------------------------------------------------------------------------------------
                        2,500,000     597,631    796,841    996,051    1,195,261    1,394,471
------------------------------------------------------------------------------------------------------

As of December 31, 1999, the total credited years of service with Hertz and its subsidiaries for each of the Named Executives were as follows: Mr. Olson, 33 years; Mr. Koch, 28 years; Mr. Nothwang, 23 years; Mr. Siracusa, 30 years and Mr. Kennedy, 15 years.

Hertz also maintains a non-qualified plan to provide a Special Supplemental Executive Pension Benefit for Mr. Olson. This plan ensures that Mr. Olson receives a total pension benefit from all plans equal to 50% of his final average compensation. The annual life annuity benefit payable at age 65 to Mr. Olson was $137,455.

                          PROPOSAL REQUIRING YOUR VOTE

In addition to voting for directors, the following Proposal will be voted on at the meeting. Hertz will present the Proposal.

A majority of the votes that could be cast by stockholders who are either present in person or represented by proxy at the meeting is required to approve this Proposal. The votes will be computed for each share as described on page 1.

Space is provided in the accompanying proxy form to approve, disapprove, or abstain from the Proposal.

PROPOSAL 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Hertz's books of account and other corporate records. The Audit Committee's selection for 2000 must be approved by you.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Hertz's books of account and other corporate records for 2000. This firm's predecessor, Coopers & Lybrand L.L.P. (which has audited Hertz's books since 1994) and
Price Waterhouse LLP merged July 1, 1998 to form PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is well qualified to continue to audit Hertz's books of account and other corporate records. A representative of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

For 1999, Hertz paid PricewaterhouseCoopers LLP $5.0 million for world-wide audit and nonaudit services.

Hertz management will present the following resolution at the meeting:

"RESOLVED: That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as independent public accountants to audit the books of account and other corporate records of the Corporation for 2000 is ratified."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                         STOCKHOLDER PROPOSALS FOR 2001

Any stockholder proposal intended for inclusion in the proxy material for the 2001 annual meeting must be received no later than December 15, 2000.

                        ANNUAL REPORT AND OTHER MATTERS

Hertz's 1999 Annual Report, including consolidated financial statements, was mailed to you with this proxy statement. A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at The Hertz Corporation Worldwide Headquarters, 225 Brae Boulevard, Park Ridge, New Jersey, for ten days prior to the meeting.

                            EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be paid by Hertz. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

                                         [H.E. ROLFE SIGNATURE]
                                         Harold E. Rolfe
                                         Secretary
April 13, 2000

                        HOW TO ATTEND THE ANNUAL MEETING

STOCKHOLDERS OF RECORD

When you complete your proxy, please indicate whether or not you plan to attend the annual meeting by checking the appropriate box. You will be required to present proper identification at the door for admission.

"STREET NAME" HOLDERS

If you are a stockholder of record and hold shares in street name, you can attend the meeting and vote if you bring a copy of your most recent brokerage account statement showing that you own Hertz stock and present proper identification at the door for admission.

                         LOCATION OF THE ANNUAL MEETING

The meeting is being held on May 19, 2000 at 10:00 a.m., eastern daylight savings time, at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey. For additional information, you may call Investor Relations at (201) 307-2100.

                                                 NOTICE OF
                                                 2000
                                                 ANNUAL MEETING
                                                 OF STOCKHOLDERS
                                                 AND
                                                 PROXY STATEMENT

 RECYCLED LOGO        SOY INK LOGO

This Proxy Statement is printed
entirely on recycled and recyclable
paper. Soy ink, rather than
petroleum-based ink, is used.

                                                         Hertz Logo

                                    HERTZ(R)
P
                             THE HERTZ CORPORATION
R
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O                   FOR THE ANNUAL MEETING OF STOCKHOLDERS

X
     The undersigned hereby appoints W. Wayne Booker and John M. Rintamaki, or
Y either of them, proxies with power of substitution, to vote all the shares of Common Stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before The Hertz Corporation's Annual Meeting of Stockholders to be held at The Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey at 10:00 a.m., eastern daylight savings time, on May 19, 2000, and any adjournments thereof.

     THE PROXIES SHALL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXIES SHALL VOTE THE SHARES (a) "FOR" THE ELECTION AS DIRECTORS OF ALL THE NOMINEES NAMED IN THE PROXY STATEMENT AND LISTED BELOW OR ANY OTHER PERSON SELECTED BY THE BOARD OF DIRECTORS IN SUBSTITUTION FOR ANY OF THE NOMINEES AND (b) "FOR" PROPOSAL 2, WHICH IS SET FORTH IN THE PROXY STATEMENT.

                             ---------------------

           Election of Directors, Nominees:
           W. Wayne Booker; Louis C. Burnett; Craig R. Koch; Michael T. Monahan; Frank A. Olson; Peter J. Pestillo; John M. Rintamaki;
           John M. Thompson and Joseph A. Walker.

---------------------------------
ADDRESS CHANGE: PLEASE NOTE CHANGE
HERE AND MARK BOX ON REVERSE SIDE

---------------------------------
                                    (Continued and to be signed on reverse side)

     Please mark your                                               1632
/X/  vote as in this
     example.


           The Board of Directors Recommends a Vote FOR the Election of all Management Nominees and FOR Proposal 2.

                         FOR     WITHHELD

Proposal 1--Election
of Directors (See        / /       / /
reverse)


FOR, except vote withheld from the following nominee(s):

                                                FOR     AGAINST   ABSTAIN

Proposal 2--Ratification of Selection of
Independent Public Accountants                  / /       / /       / /



I Plan to Attend the               Y         N
Annual Meeting                     E  / /    O  / /
                                   S

I Wish to Discontinue              Y         N
Duplicate Annual Report            E  / /    O  / /
Mailings for this Account          S


                                   I Have Written my
                                   New Address on     / /
                                   the Reverse Side


SIGNATURES(S) _________________________ DATE _________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.